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                         Credit Enhancement Agreement

                                    between


                       ERP OPERATING LIMITED PARTNERSHIP


                                      and


                        WELLSFORD REAL PROPERTIES, INC.



                           Dated as of May 30, 1997


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
                         CREDIT ENHANCEMENT AGREEMENT


     THIS CREDIT ENHANCEMENT AGREEMENT (this "Agreement") is made and entered into as of May 30, 1997 by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP Operating Partnership"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").

     A. Pursuant to a certain Trust Indenture dated as of December 1, 1995 (the "Indenture"), between Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation ("PPPIC"), and United States Trust Company of New York, as trustee (the "Trustee"), PPPIC has issued, sold and delivered its Assessment Lien Revenue Bonds, Series 1995 (the "Bonds"), in the aggregate principal amount of Fourteen Million Seven Hundred Fifty-Five Thousand and 00/100 Dollars ($14,755,000.00). The Bonds are payable as to principal and interest in the manner provided in the Indenture. Proceeds of the Bonds are intended to be applied for the purpose of financing certain public facilities located within Highlands Ranch Metropolitan District No. 2, Douglas County, Colorado, a quasi-municipal corporation organized under the laws of the State of Colorado. The Indenture, and the other documents and instruments to which PPPIC is a party, evidencing or securing PPPIC's obligations in connection with the Bonds (with the exception of the "Letter of Credit Documents" described below) are referred to herein collectively as the "Bond Documents." All capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

     B. Pursuant to the Indenture, PPPIC is required to furnish a Letter of Credit or Alternate Credit Facility satisfying the conditions set forth in the Indenture, to secure the payment of Bonds that are in the Weekly Mode or the Term Mode, but not Bonds that are in the Fixed Mode. Pursuant to the terms of a Letter of Credit Reimbursement Agreement dated as of December 1, 1995 (said agreement, as the same may be modified pursuant to Section 3.1(h) hereof, the "Bank Reimbursement Agreement") by and among PPPIC, Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford Parent"), and Dresdner Bank, AG, New York Branch (the "Bank"), the Bank has issued to the Trustee, acting on behalf of the holders of the Bonds, a certain letter of credit (the "Dresdner L.C.") in the face principal amount of $15,773,702, for the purpose of securing the payment of the Bonds. All documents entered into by PPPIC or Wellsford Parent pursuant to the Bank Reimbursement Agreement are referred to herein collectively as the "Letter of Credit Documents."

     C. PPPIC and Wellsford Parent have entered into a Reimbursement Agreement dated as of December 1, 1995 (the "Wellsford Parent Reimbursement Agreement") pursuant to which PPPIC has undertaken certain obligations and provided certain security for the benefit of Wellsford Parent in consideration of Wellsford Parent's obligations under the Bank Reimbursement Agreement. Among other things, pursuant to the Wellsford Parent Reimbursement Agreement, PPPIC agreed that PPPIC would not convert the Rate Mode of the Bonds without the express written consent of Wellsford Parent and would, at the request of Wellsford Parent, convert the Rate Mode of the Bonds. PPPIC has executed and delivered to Wellsford Parent a certain Palomino Park Promissory Note dated December 20, 1995 (the "PPPIC Note to Wellsford Parent"), evidencing PPPIC's payment obligations to Wellsford Parent pursuant to the Wellsford Parent Reimbursement Agreement.

     D. Newco has been formed as a wholly-owned subsidiary of Wellsford Parent pursuant to the Contribution Agreement ("Contribution Agreement") referred to in that certain Agreement and Plan of Merger dated as of January 16, 1997 (the "Merger Agreement") by and between Equity Residential Properties Trust, a Maryland real estate investment trust that is the general partner of ERP Operating Partnership ("EQR"), and Wellsford Parent. Pursuant to the Contribution Agreement, Wellsford Parent has assigned to Newco and Newco has assumed, or is assuming concurrently herewith, Wellsford Parent's rights and obligations under the Bank Reimbursement Agreement, the Letter of Credit Documents, the Wellsford Parent Reimbursement Agreement and the PPPIC Note to Wellsford Parent.

     E. ERP Operating Partnership and Newco are entering into this Agreement pursuant to the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                              CREDIT ENHANCEMENT

     1.1 (a) Upon and subject to the satisfaction of the conditions precedent set forth in Article 3 hereof, ERP Operating Partnership shall execute and deliver to the Bank a guaranty (the "Initial ERP Operating Partnership Guaranty") pursuant to which ERP Operating Partnership shall guarantee to the Bank the payment by Newco of any and all "Overdue Reimbursement Amounts" (as such term is hereinafter defined). As employed herein, the term "Overdue Reimbursement Amounts" shall mean any and all sums due and owing from time to time by Newco to the Bank pursuant to the Bank Reimbursement Agreement that are not paid to the Bank by Newco when due (after the expiration of any cure periods under the Bank Reimbursement Agreement) pursuant to the Bank Reimbursement Agreement. The Initial ERP Operating Partnership Guaranty:

            (i) shall not require security for ERP Operating Partnership's obligations pursuant to the Initial ERP Operating Partnership Guaranty;

           (ii) shall obligate ERP Operating Partnership to pay all Overdue Reimbursement Amounts to the Bank upon demand or, if the Bank shall agree, in its sole and absolute discretion, then within a period of up to three (3) business days following the making of a written demand upon ERP Operating Partnership by the Bank and shall provide that the payment by ERP Operating Partnership to the Bank within said period of time shall, at ERP Operating Partnership's election, constitute a cure with respect to Newco's obligations to the Bank under the Bank Reimbursement Agreement;

          (iii) shall not impose upon ERP Operating Partnership any financial covenants (collectively, "financial covenants") consisting of net worth requirements, financial tests, financial reporting requirements (other than customary quarterly and annual statements) or covenants generally recognized as financial covenants with respect to ERP Operating Partnership, or any other covenants regarding the nature or manner of operation of ERP Operating Partnership's businesses; provided, however, that the Initial ERP Operating Partnership Guaranty may be cross-defaulted to such corporate-level financial covenants, if any, as ERP Operating Partnership may be subject to from time to time under any of ERP Operating Partnership's corporate-level unsecured debt instruments, to the extent that the enforcement of said covenants is not waived or released by the financial institutions in whose favor said covenants primarily run (upon request from the Bank, ERP Operating Partnership shall furnish the Bank with evidence satisfactory to the Bank of such financial covenants to which ERP Operating Partnership may from time to time be subject);

           (iv) shall not contain a waiver of any rights of subrogation that ERP Operating Partnership may otherwise have by reason of making payment to the Bank under the Initial ERP Operating Partnership Guaranty, shall grant ERP Operating Partnership full rights of subrogation with respect thereto upon the payment in full to the Bank by ERP Operating Partnership of Newco's obligations under the Letter of Credit Documents, and shall contain the Bank's agreement to assign to ERP Operating Partnership (without warranty, representation or recourse, and without releasing Newco from any obligations or defaults thereunder) the Bank's rights and remedies under the Letter of Credit Documents following the payment in full by ERP Operating Partnership of Newco's obligations under the Letter of Credit Documents;

            (v) shall provide for an absolute and unconditional guaranty of payment by ERP Operating Partnership containing such terms and conditions as are usual and customary for the Bank to impose in transactions of the type herein contemplated with third party guarantors of comparable net worth which are unaffiliated with the party whose obligations they are guaranteeing, which guaranty may include an express statement to the effect of any one or more of the following: ERP Operating Partnership shall not be released by any bankruptcy (voluntary or involuntary) of any obligor with respect to the Letter of Credit Documents, any fact, matter or circumstance, whether or not denominated in the Letter of Credit Documents; and that ERP Operating Partnership shall expressly waive or be deemed to have waived any suretyship defenses; and may permit the Bank to seek sole and immediate enforcement of the Initial ERP Operating Partnership Guaranty without first proceeding against Newco, PPPIC or any obligor or collateral; provided, however, that the Initial ERP Operating Partnership Guaranty shall provide that ERP Operating Partnership shall be released fully and absolutely from liability under the Initial ERP Operating Partnership Guaranty in the event that the Bank Reimbursement Agreement or the other Letter of Credit Documents or any of Newco's obligations in connection therewith shall be modified without the prior written consent of ERP Operating Partnership, which shall not be unreasonably withheld, provided that such modification shall not increase the amount of the Letter of Credit or otherwise increase ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increase the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminish the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove; and

           (vi) shall provide that the term of the Initial ERP Operating Partnership Guaranty or any Alternate Credit Facility shall not extend beyond the eighth (8th) anniversary of the date of this Agreement (the "Expiration Date") or, if the term of the Initial ERP Operating Partnership Guaranty or any Alternate Credit Facility shall extend beyond the Expiration Date, then such guaranty document shall make it clear that the guaranty afforded under this Agreement shall expire on the Expiration Date.

          (b) The form of the Initial ERP Operating Partnership Guaranty shall be subject to ERP Operating Partnership's review and approval, which shall not be unreasonably withheld or delayed if the terms and conditions thereof conform to the parameters set forth in Section 1.1(a) hereof.

     1.2 For so long as a Letter of Credit or Alternate Credit Facility is required to be furnished to the Trustee pursuant to the terms of the Indenture, Newco shall cause PPPIC to do so and, in particular, shall cause PPPIC to furnish to the Trustee a Letter of Credit or Alternate Credit Facility in accordance with Section 5.15(b) of the Indenture prior to the expiration of any then-existing Letter of Credit so as to cause the Trustee to surrender for cancellation the previously held Letter of Credit to the issuer thereof, not less than thirty (30) days prior to the expiry of said existing Letter of Credit.

     1.3 In connection with any Alternate Letter of Credit or Alternate Credit Facility that may be furnished to the Trustee from time to time pursuant to the Indenture, ERP Operating Partnership acknowledges that PPPIC or Newco may desire or be required to undertake certain obligations or provide certain financial accommodations (collectively the "Alternate Reimbursement Obligations") to the issuer of said Alternate Letter of Credit or Alternate Credit Facility. The documents evidencing or securing Newco's Alternate Reimbursement Obligations are referred to herein collectively as the "Alternate Reimbursement Documents". The parties acknowledge that the issuer of the Alternate Letter of Credit or the Alternate Credit Facility may be one or more institutions, selected by Newco, meeting the requirements of the Indenture. If Newco undertakes any Alternate Reimbursement Obligations, then ERP Operating Partnership shall enter into a guaranty of the payment of Newco's Alternate Reimbursement Obligations by executing and delivering to the issuer of said Alternate Letter of Credit or Alternate Credit Facility a guaranty in favor of said issuer (the "Alternate ERP Operating Partnership Guaranty"), upon and subject to the satisfaction of the conditions precedent set forth in Sections 3.1(d), 3.1(f), 3.1(i), 3.1(k) and 3.2 hereof, and subject also to the satisfaction of the following additional conditions precedent:

          (a) The terms and conditions of said Alternate Letter of Credit or Alternate Credit Facility shall be subject to ERP Operating Partnership's review and approval in ERP Operating Partnership's sole and absolute discretion; provided, however, that ERP Operating Partnership shall not unreasonably withhold or delay its approval with respect thereto if the terms and conditions thereof shall not be materially less favorable to Newco than the terms and conditions of the Letter of Credit Documents, as the same have been modified pursuant to this Agreement, and are otherwise commercially reasonable in the circumstances;

          (b) The terms and conditions of the Alternate ERP Operating Partnership Guaranty shall be subject to ERP Operating Partnership's review and approval in ERP Operating Partnership's sole and absolute discretion; provided, however, that ERP Operating Partnership shall not unreasonably withhold or delay its approval with respect thereto if the scope and nature thereof is limited in substantially the same manner as the Initial ERP Operating Partnership Guaranty and if the Alternate ERP Operating Partnership Guaranty is not otherwise on terms materially less favorable than the Initial ERP Operating Partnership Guaranty;

          (c) The Initial ERP Operating Partnership Guaranty (or, as the case may be, any pre-existing Alternate ERP Operating Partnership Guaranty) shall be returned to ERP Operating Partnership, and ERP Operating Partnership shall be released fully and absolutely from all liability thereunder, prior to or concurrently with the execution and delivery of the Alternate ERP Operating Partnership Guaranty;

          (d) The Alternate Letter of Credit or Alternate Credit Facility shall satisfy the requirements of the Indenture; and

          (e) Newco and PPPIC shall have executed and delivered documents relating to the Alternate Credit Facility or Alternate Letter of Credit, as the case may be, which are in substantially the same form as the Wellsford Parent Reimbursement Agreement and the PPPIC Note to Wellsford Parent, respectively, and PPPIC and Newco shall have executed and delivered to ERP Operating Partnership an instrument or agreement with respect thereto in substantially the same form as the Collateral Assignment and Consent described in Section 4.6 hereof.

     1.4 Newco shall furnish drafts of all Alternate Reimbursement Documents to ERP Operating Partnership not less than sixty (60) days prior to the date on which any Alternate Letter of Credit or Alternate Credit Facility is required or proposed to be furnished to the Trustee. If ERP Operating Partnership is not satisfied with the terms of the proposed Alternate Reimbursement Documents for any reason whatsoever, or if ERP Operating Partnership, in its sole discretion, shall otherwise prefer to do so, ERP Operating Partnership may itself arrange for an Alternate Letter of Credit or Alternate Credit Facility in lieu of the one proposed by Newco or PPPIC; provided, however, that if the terms of the proposed documents are such that ERP Operating Partnership would otherwise be obligated to execute and deliver an Alternate ERP Operating Partnership Guaranty pursuant to Section 1.3 of this Agreement in connection with an Alternate Letter of Credit or Alternate Credit Facility proposed by Newco or PPPIC, and ERP Operating Partnership nevertheless desires not to do so, then (i) ERP Operating Partnership shall be obligated to arrange for an Alternate Letter of Credit or Alternate Credit Facility in lieu of the one proposed by Newco or PPPIC, and (ii) under such circumstances, ERP Operating Partnership shall bear all costs and expenses arising in connection with such Alternate Letter of Credit or Alternate Credit Facility including, without limitation, any fees, costs, attorneys' fees or charges imposed or incurred by the Bank, the Trustee, or the rating service rating the Bonds. If ERP Operating Partnership arranges for such an Alternate Letter of Credit or Alternate Credit Facility, then Newco covenants and agrees that PPPIC and Newco shall be the parties primarily liable on a joint and several basis with respect to the Alternate Reimbursement Documents arranged by ERP Operating Partnership, and ERP Operating Partnership agrees, subject to the satisfaction of the conditions set forth in this Agreement, to execute and deliver an Alternate ERP Operating Partnership Guaranty with respect to Newco's payment obligations under said Alternate Reimbursement Documents. Any Alternate Reimbursement Documents proposed by ERP Operating Partnership shall be on terms that are not materially less favorable to Newco or PPPIC than the Alternate Reimbursement Documents proposed by Newco or PPPIC.

     1.5 ERP Operating Partnership shall have no liability to Newco or any other party to maintain any given rating with respect to the Bonds, it being acknowledged and agreed that (i) ERP Operating Partnership has no obligation whatsoever to PPPIC, the Trustee, the holders of the Bonds or any party paying assessments to PPPIC, and (ii) ERP Operating Partnership's sole obligation in connection with the Bonds is to provide certain financial accommodations to the issuer of a Letter of Credit or Alternate Credit Facility, as the case may be, solely in accordance with the terms of this Agreement.

     1.6 For informational purposes, from time to time upon reasonable prior notice, ERP Operating Partnership shall cooperate reasonably in furnishing information concerning itself to the Bank or the issuer of any Alternate Letter of Credit or Alternate Credit Facility whether prior or subsequent to entering into the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, as the case may be.

     1.7 Newco shall have the right at any time prior to the Expiration Date to obtain a full release of the Initial ERP Operating Partnership Guaranty or the Alternate ERP Operating Partnership Guaranty, as the case may be, and terminate this Agreement.

                                   ARTICLE 2

                               FEES AND EXPENSES

     2.1 With respect to each period (each, an "Annual Period") commencing on the date hereof or on any anniversary of the date hereof and ending on the immediately preceding day of the same month in the next calendar year, Newco shall pay to ERP Operating Partnership a fee (the "Credit Enhancement Fee"), in an amount equal to one-half of one percent (0.5%) of the face amount of any Letter of Credit (or the maximum principal amount of any Alternate Credit Facility) in existence on the first day of said Annual Period. The Credit Enhancement Fee for any given Annual Period shall be payable quarterly in advance (in equal fourths of the Credit Enhancement Fee for the entire Annual Period in which said quarter falls) on the first day of each quarter of said Annual Period, shall be earned in full for said quarter as of the first day of said quarter and shall not be refundable for any reason whatsoever, including, without limitation, the occurrence of any of the following prior to the end of the said quarter: (i) the repayment in full of the Bonds; (ii) the termination or expiration of this Agreement; (iii) the release of the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty; or (iv) the conversion of the Bonds to the Fixed Mode. With respect to each Annual Period, a "quarter" shall be any of the four periods commencing on the first day of said Annual Period or on the dates that are three, six or nine months thereafter, respectively, and ending on the day prior to the commencement of the next quarter.

     2.2 Newco shall be solely responsible for paying (i) all costs, fees, charges, penalties and other expenses charged by the Bank or the issuer of any Alternate Letter of Credit or Alternate Credit Facility, and (ii) to the extent the same are reasonable in the circumstances, all costs, fees and expenses, including without limitation attorneys' fees and expenses, incurred by ERP Operating Partnership in connection with the Letter of Credit, any Alternate Letter of Credit or Alternate Credit Facility, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty.

                                   ARTICLE 3

                             CONDITIONS PRECEDENT

     3.1 As conditions precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement, Newco shall furnish to ERP Operating
Partnership:

          (a) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, of the consent of PPPIC, the Bank, the Trustee and all other parties having a right of consent in connection with the Bonds or the Letter of Credit with respect to the assumption by Newco of Wellsford Parent's obligations pursuant to the Bank Reimbursement Agreement and the Letter of Credit Documents, and the release of Wellsford Parent therefrom.

          (b) an instrument in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, executed by the Bank, releasing ERP Operating Partnership and Wellsford Parent from any and all obligations in connection with the Bank Reimbursement Agreement and the Letter of Credit Documents, other than those obligations expressly undertaken by ERP Operating Partnership pursuant to the Initial ERP Operating Partnership Guaranty.

          (c) an instrument, in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, releasing ERP Operating Partnership and Wellsford Parent from any and all obligations under (i) that certain Second Amended and Restated Revolving Credit Agreement date as of
     June 30, 1995, as amended, with the First National Bank of Boston and the other parties listed therein, and (ii) that certain Intercreditor Agreement dated as of June 30, 1995, as amended, by and among said parties (collectively, the documents described in this Section 3.1(c) are referred to herein as the "Bank of Boston Documents");

          (d) a current certificate from the Trustee that, to the knowledge of Trustee, there has not occurred and shall not be continuing any default or event of default beyond any applicable grace period under the Indenture or the Bond Documents;

          (e) a current certificate, in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, executed by an officer of the Bank, to the effect that, to the knowledge of the Bank, there is no continuing default or event of default beyond any applicable grace period under the Bank Reimbursement Agreement or the Letter of Credit Documents;

          (f) a certificate, in form and substance satisfactory to ERP Operating Partnership, executed by an officer or director of PPPIC, to the effect that the Bond Documents shall not have been modified in any respect, from the forms submitted to ERP Operating Partnership prior to the execution of the Merger Agreement, without ERP Operating Partnership's written consent, which shall not be unreasonably withheld;

          (g) a certificate, in form and substance satisfactory to ERP Operating Partnership, executed by an officer or director of PPPIC, to the effect that the Letter of Credit Documents have not been modified in any respect from the forms submitted to ERP Operating Partnership prior to the execution of the Merger Agreement, without ERP Operating Partnership's written consent (which shall not be unreasonably withheld), except as provided in Section 3.1(h) hereinbelow;

          (h) the Bank Reimbursement Agreement and the Letter of Credit Documents shall have been amended so that (x) all covenants relating to the financial status and operations and personnel of Wellsford Parent have either been deleted or have been modified so as to reflect the status and business operations of Newco, as Wellsford Parent's assignee thereunder, (y) all references to the Bank of Boston Documents (including cross-defaults thereto and all references to any line or lines of credit available to Wellsford Parent pursuant thereto) shall have been deleted, and (z) such other provisions as Newco and the Bank may agree upon shall have been modified without the prior written consent of ERP Operating Partnership, which shall not be unreasonably withheld; provided that no such modification shall alter the basic business terms and procedures set forth in Articles 1, 2, 6.15, 6.19, 6.20, 6.21, 7.2, 8 and 9 of the Bank
     Reimbursement Agreement, relieve Newco and PPPIC of their obligations as the sole "Account Parties" (as such term is defined in the Bank Reimbursement Agreement) or increase the amount of the Letter of Credit or otherwise increase ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increase the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminish the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove;

          (i) a Reimbursement and Indemnification Agreement, executed by Newco, described in Section 4.3 hereof;

          (j)  the acknowledgement and agreement of PPPIC described in
     Section 5.1(b) hereof, the irrevocable power of attorney from PPPIC described in Section 5.1(c) hereof, and the Trustee's consent and acknowledgement described in Section 5.1(c) hereof;

          (k) the covenant and agreement of PPPIC described in Section 4.5 hereof;

          (l) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, of the consent of PPPIC with respect to the assumption by Newco of Wellsford Parent's rights and obligations under the Wellsford Parent Reimbursement Agreement and the release of Wellsford Parent therefrom and the assignment to Newco of the PPPIC Note to Wellsford Parent;

          (m) the Collateral Assignment and Consent described in Section 4.6 hereof; and

          (n) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, that Newco was formed, established and capitalized in accordance with the terms of the Contribution Agreement.

     3.2 It shall be a condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement that no Event of Default beyond all applicable cure periods shall have occurred under this Agreement.

     3.3 The consummation of the transactions contemplated under the Merger Agreement shall be a condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement.

     3.4 Newco shall use its best efforts to ensure that all conditions precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement shall be satisfied as of the date of the consummation of the transactions contemplated by the Merger Agreement. In the event that Newco is unable to satisfy any condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement by the date of the consummation of the transactions contemplated by the Merger Agreement, after the exercise of its best efforts to satisfy such condition, ERP Operating Partnership shall have the right, in its sole and absolute discretion, (i) to satisfy such condition precedent, at its cost and expense, or (ii) to waive compliance with any such condition precedent.

                                   ARTICLE 4

                          OTHER OBLIGATIONS OF NEWCO

     4.1 On the same day, if any, as ERP Operating Partnership is required to make any payment from time to time under the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, Newco shall repay said amounts to ERP Operating Partnership in full. All amounts required to be reimbursed to ERP Operating Partnership pursuant to the foregoing sentence shall be interest at the rate of the "Prime Rate" (as such term is hereinafter defined) plus three percent (3%) per annum until paid in full, which interest shall be due and payable to ERP Operating Partnership on demand. Said interest shall be in the nature of default rate interest and the payment of said interest shall not excuse Newco from the obligation of repaying the amounts due and payable to ERP Operating Partnership pursuant to the first sentence of this Section 4.1 when said amounts are due pursuant to said sentence. As employed herein, the term "Prime Rate" shall mean, from time to time, the rate of interest per annum then most recently announced by The First National Bank of Chicago in Chicago, Illinois as its corporate base rate. If The First National Bank of Chicago shall not announce such a rate, then the term "Prime Rate" shall mean the prime rate or base rate from time to time announced by an American money center bank designated by ERP Operating Partnership.

     4.2 (a) Newco shall indemnify and hold harmless ERP Operating Partnership, its general and limited partners, and the officers, directors, trustees, agents and employees of any of the foregoing (each, a "ERP Operating Partnership Indemnified Party") from and against any and all claims, demands, damages, losses, liabilities, and costs or expenses whatsoever (including reasonable attorneys' fees) which the ERP Operating Partnership Indemnified Party may incur (or which may be claimed against the ERP Operating Partnership Indemnified Party by any person or entity whatsoever) by reason of or in connection with the execution, delivery and performance of this Agreement, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, except to the extent of claims, demands, damages, losses, liabilities and costs and expenses arising by reason of ERP Operating Partnership's breach of its obligations under this Agreement or by reason of the gross negligence or willful misconduct of the Indemnified Party.

          (b) ERP Operating Partnership shall indemnify and hold harmless Newco and its officers, directors, agents and employees (each, a "Newco Indemnified Party") from and against any and all claims, demands, damages, losses, liabilities, and costs or expenses whatsoever (including reasonable attorneys' fees) to the extent they arise from ERP Operating Partnership's breach of its obligations under this Agreement or by reason of the gross negligence or willful misconduct of ERP Operating Partnership.

     4.3 The rights and obligations of ERP Operating Partnership and Newco with respect to the matters set forth in Sections 4.1 and 4.2 shall be set forth in a Reimbursement and Indemnification Agreement to be prepared by ERP Operating Partnership and to be entered into concurrently with the execution and delivery of the Initial ERP Operating Partnership Guaranty and any Alternate ERP Operating Partnership Guaranty, which shall be in form and substance satisfactory to ERP Operating Partnership in the exercise of its commercially reasonable judgment.

     4.4 Newco covenants and agrees to comply in all material respects, and to cause PPPIC to comply in all material respects, with all terms and conditions of (i) the Indenture and the other Bond Documents, (ii) the Bank Reimbursement Agreement and the other Letter of Credit Documents, and
(iii) any Alternate Reimbursement Documents.

     4.5 Newco shall cause PPPIC to covenant and agree (i) to furnish ERP Operating Partnership concurrently with copies of all documentation furnished to the Trustee or its agents by PPPIC in connection with the draw-down of any Bond proceeds to fund the construction of the Public Improvements or other expenses and (ii) except as may be required by or in order to comply with existing law, that the Public Improvements that are constructed from time to time shall be only those Public Improvements reasonably required from time to time to service the improvements existing or under development on the Property.

     4.6 As security for Newco's obligations under this Agreement, Newco shall collaterally assign to ERP Operating Partnership all of Newco's rights, title and interest under the Wellsford Parent Reimbursement Agreement, and shall pledge to ERP Operating Partnership the PPPIC Note to Wellsford Parent. Said collateral assignment and pledge shall be evidenced by an instrument (the "Collateral Assignment") in form and substance satisfactory to ERP Operating Partnership in the exercise of its commercially reasonable judgment. The Collateral Assignment shall include a provision pursuant to which Newco agrees: (i) not to consent to any modification of the Bank Reimbursement Agreement, the Indenture, or any documents executed by PPPIC in connection therewith which would have the effect of increasing the amount of the Letter of Credit or otherwise increasing ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increasing the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminishing the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove;
(ii) not to consent to the exercise by PPPIC of any rights of optional redemption under the Indenture without the prior written consent of ERP Operating Partnership, which consent shall not be unreasonably withheld;
(iii) not to direct or consent to any conversion of the Rate Mode of the Bonds that is inconsistent with ERP Operating Partnership's rights under Section 5.1 of this Agreement; and (iv) that all rights of consent, and all rights to direct the actions of PPPIC which Newco has pursuant to the Wellsford Parent Reimbursement Agreement, shall be exercisable solely by ERP Operating Partnership solely upon the occurrence of an Event of Default described in
Section 7.1. Newco shall cause PPPIC to execute a consent and acknowledgment (the "Consent"), pursuant to which PPPIC consents to the Collateral Assignment and agrees that all rights of consent, and all rights to direct the actions of PPPIC, which Newco has pursuant to the Wellsford Parent Reimbursement Agreement, shall be exercisable solely by ERP Operating Partnership solely upon the occurrence of an Event of Default described in Section 7.1 unless and until written notice of the release of said right is received from ERP Operating Partnership.

                                   ARTICLE 5

                              RATE MODE OF BONDS;
             EXPIRATION OF ERP OPERATING PARTNERSHIP'S OBLIGATIONS

     5.1 Newco acknowledges that, pursuant to the Collateral Assignment and the Consent, ERP Operating Partnership shall have the exclusive right, subject to the rights of the Bank under the Bank Reimbursement Agreement, upon and following the occurrence of an Event of Default beyond all applicable cure periods or at any time after the Expiration Date (provided that ERP Operating Partnership shall not have previously been released from all of its obligations under the Initial ERP Operating Partnership Guaranty by the Alternate ERP Operating Partnership Guaranty, as the case may be), to direct PPPIC with respect to establishing the Rate Modes from time to time of the Bonds. ERP Operating Partnership hereby agrees to permit the Bonds to remain in the Weekly Mode; provided that, at any time on or after the Expiration Date (provided that ERP Operating Partnership shall not have previously been released from all of its obligations under the Initial ERP Operating Partnership Guaranty or the Alternate ERP Operating Partnership Guaranty, as the case may be) or at any time after the occurrence of an Event of Default under this Agreement beyond all applicable cure periods, ERP Operating Partnership shall have the right to direct PPPIC to exercise its option (the "Rate Conversion Option"), at the earliest possible time thereafter pursuant to the Indenture, to convert all the Bonds to the Fixed Mode. ERP Operating Partnership shall not cause the Bonds to be converted to the Term Mode without the approval of Newco and ERP Operating Partnership shall have no obligation at any time to cause or permit a conversion of the Bonds to a Term Mode with a duration of longer than two hundred and ten (210) days or which ends after the Expiration Date or the expiration date or maturity date of the Letter of Credit, any Alternate Letter of Credit or any Alternate Credit Facility.

     5.2 On and as of the Expiration Date, Newco shall cause ERP Operating Partnership to be released from the Initial ERP Operating Partnership Guaranty and any Alternate ERP Operating Partnership Guaranty then in effect as of the Expiration Date, and ERP Operating Partnership shall have no further obligations pursuant to this Agreement from and after the Expiration Date.

                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties of Newco. Newco hereby represents and warrants to ERP Operating Partnership as follows:

          (a) Newco (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
     (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by Newco, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on Newco" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on Newco" shall mean (i) a materially adverse effect on the financial condition of Newco, or (ii) material impairment of the ability of Newco to pay any amount due, or to perform any other material obligation, under any Letter of Credit Document or Alternate Reimbursement Document.

          (b) The execution, delivery and performance by Newco of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which Newco or any of its "Affiliates" (as such term is defined in Section 7.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Newco, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which Newco is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by Newco, except for the lien, if any, created pursuant to the terms of this Agreement.

          (c) This Agreement has been duly executed and delivered by Newco and constitutes a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

          (d)  All of the Bonds are in the Weekly Mode.

     6.2 Representations and Warranties of ERP Operating Partnership. ERP Operating Partnership hereby represents and warrants to Newco as follows:

          (a) ERP Operating Partnership (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by ERP Operating Partnership,
     (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on ERP Operating Partnership" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on ERP Operating Partnership" shall mean a materially adverse effect on the financial condition of ERP Operating Partnership.

          (b) The execution, delivery and performance by ERP Operating Partnership of this Agreement and the transactions contemplated hereby
     (i) have been duly authorized by all requisite corporate and, if required, stockholder action, and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which ERP Operating Partnership or any of its "Affiliates" (as such term is defined in Section 7.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of ERP Operating Partnership, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which ERP Operating Partnership is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by ERP Operating Partnership.

          (c) This Agreement has been duly executed and delivered by ERP Operating Partnership and constitutes a legal, valid and binding obligation of ERP Operating Partnership enforceable against ERP Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

     7.1 Events of Default. The happening of any of the following events shall be an "Event of Default" hereunder:

          (a) any representation or warranty made or deemed made in this Agreement by Newco shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any amounts due under this Agreement and such default is not cured within five (5) business days of written notice from ERP Operating Partnership of such default;

          (c) material default shall be made in the due observance or performance by Newco or PPPIC of any covenant, condition or agreement contained in this Agreement, the Bond Documents, the Letter of Credit Documents, any Alternate Reimbursement Documents and any Reimbursement and Indemnification Agreement entered into pursuant to Section 4.3 hereof, other than a default in the payment of any amount due under this Agreement, and such material default shall not be cured within fifteen
     (15) business days of written notice from ERP Operating Partnership of such default;

          (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
     (i) relief in respect of Newco or PPPIC, or of a substantial part of the property or assets of Newco or PPPIC under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or PPPIC or for a substantial part of the property or assets of Newco or PPPIC, or (iii) the winding-up or liquidation of Newco or PPPIC; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (e) Newco or PPPIC shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (d) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or PPPIC or for a substantial part of the property or assets of Newco or PPPIC, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (f) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against Newco or PPPIC and the same shall remain unbonded or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of Newco or PPPIC to enforce any such judgment; or

          (g) there shall have occurred a Change in Control with respect to Newco or PPPIC.

     7.2 Definitions. As employed herein, the following terms shall have the following meanings:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          A "Change in Control" shall be deemed to have occurred with respect to Newco, as the case may be, if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof other than ERP Operating Partnership or ERP Operating Partnership's Affiliate) shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Newco; or
     (b) a change shall occur during any period in the Board of Directors of Newco in which the individuals who constituted the Board of Directors of Newco at the beginning of such period (together with any other director whose election by the Board of Directors of Newco or whose nomination for election by the stockholders of Newco was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Newco then in office. With respect to PPPIC, a "Change in Control" shall mean that the members of the Board of Directors of PPPIC are no longer the nominees of Newco.

          "Control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" has a meaning correlative to the foregoing.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     7.3  Remedies.  Upon the occurrence of an Event of Default described in
Section 7.1 hereof, ERP Operating Partnership shall have any and all remedies available to it at law, in equity or pursuant to statute. Without limitation of the foregoing,the occurrence of an Event of Default shall have the consequences set forth in Sections 3.2 and 5.1 of this Agreement.

                                   ARTICLE 8

                       AGREEMENT REGARDING PALOMINO PARK

     Notwithstanding anything to the contrary contained herein, if at any time Newco shall breach the terms of Article 7 of that certain Agreement Regarding Palomino Park of even date herewith by and between ERP Operating Partnership and Newco, then ERP Operating Partnership shall have no further obligations under this Agreement.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a)  if to Newco:        Wellsford Real Properties, Inc.
                              610 Fifth Avenue, 7th Floor
                              New York, New York 10020
                              Attn: Edward Lowenthal
                              Telecopy No.: (212) 333-2323

               with a copy to:     Brownstein, Hyatt, Farber & Strichland P.C.
                              410 Seventeenth St., Suite 2200
                              Denver, Colorado 80202
                              Attn: Wayne Hykan, Esq.
                              Telecopy No.:  (303) 623-1956

          (b)  if to ERP Operating
               Partnership:        ERP Operating Limited Partnership
                              c/o Equity Residential Properties Trust
                              Two North Riverside Plaza, Suite 400
                              Chicago, Illinois 60606
                              Attn: President
                              Telecopy No.: (312) 207-5243

               with a copy to:     Equity Residential Properties Trust
                              Two North Riverside Plaza, Suite 400
                              Chicago, Illinois 60606
                              Attn: Bruce C. Strohm, Esq., General Counsel
                              Telecopy No.: (312) 454-0039

               and:           Rudnick & Wolfe
                              203 N. LaSalle Street, Suite  1800
                              Chicago, Illinois 60601
                              Attn: Errol R. Halperin, Esq.
                              Telecopy No.: (312) 236-7516

Such notice will be deemed given when received.

     9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Newco herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by ERP Operating Partnership and shall survive the date of this Agreement, regardless of any investigation made by ERP Operating Partnership or on its behalf, and shall continue in full force and effect so long as ERP Operating Partnership retains any obligations or liability under this Agreement, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty.

     9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by Newco and ERP Operating Partnership, and thereafter shall be binding upon and inure to the benefit of Newco, ERP Operating Partnership and their respective successors and assigns, except that neither Newco nor ERP Operating Partnership shall have the right to assign its rights hereunder or any interest herein without the prior consent of the other.

     9.4 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     9.5  Waivers; Amendment.

          (a) No failure or delay of ERP Operating Partnership or Newco in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of ERP Operating Partnership and Newco hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Newco and ERP Operating Partnership.

     9.6 Entire Agreement. This Agreement, including any exhibits and schedules hereto, constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.7 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     9.8 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.9 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     9.10 Jurisdiction; Consent to Service of Process.

          (a) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR THE CITY OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (b) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     IN WITNESS WHEREOF, ERP Operating Partnership and Newco have caused this Agreement to be signed by their respective officers hereunto duly authorized all as of the date first written above.


                                     ERP OPERATING LIMITED PARTNERSHIP

                                     BY:  EQUITY RESIDENTIAL PROPERTIES TRUST,
                                          its general partner



                                          By:/s/ Bruce C. Strohm
                                             --------------------------------
                                          Name:  Bruce C. Strohm
                                          Title: Executive Vice President
                                                 and General Counsel

                                     WELLSFORD REAL PROPERTIES, INC.



                                          By:/s/ Edward Lowenthal
                                             ------------------------------
                                          Name:  Edward Lowenthal
                                          Title: President